EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 of our report dated March 9, 2005, relating to the balance sheet of Mewbourne Energy Partners 05-A, L.P. (a development stage enterprise), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 24, 2005